Exhibit 10.1

AVENUE THERAPEUTICS, INC.

April 28, 2024

Holder of Common Stock Purchase Warrants

Re: Inducement Offer to Exercise Common Stock Purchase Warrants

Dear Holder:

Avenue Therapeutics, Inc. (the “Company”) is pleased to offer to you the opportunity to exercise the warrants to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), set forth on Exhibit A hereto (the “Existing Warrants”), as set forth on the signature page hereto and currently held by you (the “Holder”). The issuance and/or resale of the shares of Common Stock underlying the Existing Warrants (the “Warrant Shares”) has been registered pursuant to the registration statement(s) identified on Exhibit A hereto (each, a “Registration Statements”). Each Registration Statements is currently effective and, upon exercise of the Existing Warrants pursuant to this letter agreement, will be effective for the resale or issuance, as the case may be, of the Warrant Shares if sold pursuant thereto. Capitalized terms not otherwise defined herein shall have the meanings set forth in the New Warrants.

In consideration for exercising the Existing Warrants held by you and set forth on the Holder’s signature page hereto (the “Warrant Exercise”) at the reduced exercise price per Warrant Share of $6.20 for the Existing Warrants, and your payment of an additional $0.125 per New Warrant (the “New Warrant Consideration”), the Company hereby offers to issue to you or your designee:

● a new unregistered Common Stock Purchase Warrant (“New 5 Year Warrant”), issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”), to purchase up to a number of shares (the “New 5 Year Warrant Shares”) of Common Stock equal to 100% of the number of Warrant Shares issued pursuant to the Warrant Exercise by you hereunder, which New 5 Year Warrant shall be substantially in the form as reflected in Exhibit A hereto, will be immediately exercisable, and have a term of exercise of five (5) years beginning on the date of issuance, and an exercise price per share equal to $6.20.

● a new unregistered Common Stock Purchase Warrant (“New 18 Month Warrant,” and together with the New 5 Year Warrant, the “New Warrants”), issued pursuant to Section 4(a)(2) of the Securities Act to purchase up to a number of shares (the “New 18 Month Warrant Shares,” and together with the New 5 Year Warrant Shares, the “New Warrant Shares”) of Common Stock equal to 100% of the number of Warrant Shares issued pursuant to the Warrant Exercise by you hereunder, which New 18 Month Warrant shall be substantially in the form as reflected in Exhibit B hereto, will be immediately exercisable, and have a term of exercise of eighteen (18) months beginning on the date of issuance, and an exercise price per share equal to $6.20.

The original New Warrants certificate(s) will be delivered within two (2) Trading Days following the date hereof. Notwithstanding anything herein to the contrary, in the event that any Warrant Exercise would otherwise cause the Holder to exceed the beneficial ownership limitations (“Beneficial Ownership Limitation”) set forth in Section 2(e) of the Existing Warrants (or, if applicable and at the Holder’s election, 9.99%), the Company shall only issue such number of Warrant Shares to the Holder that would not cause the Holder to exceed the maximum number of Warrant Shares permitted thereunder, as directed by the Holder, with the balance to be held in abeyance until notice from the Holder that the balance (or portion thereof) may be issued in compliance with such limitations, which abeyance shall be evidenced through the Existing Warrants which shall be deemed prepaid thereafter (including the payment in full of the exercise price), and exercised pursuant to a Notice of Exercise in the Existing Warrant (provided no additional exercise price shall be due and payable). The parties hereby agree that the Beneficial Ownership Limitation for purposes of the Existing Warrants is as set forth on the Holder’s signature page hereto.

Expressly subject to the paragraph immediately following this paragraph below, the Holder may accept this offer by signing this letter below, with such acceptance constituting the Holder’s exercise in full of the Existing Warrants for an aggregate exercise price set forth on the Holder’s signature page hereto (the “Warrants Exercise Price”) on or before [____] a.m./p.m., Eastern Time, on April 28, 2024 (the “Execution Time”).

Additionally, the Company agrees to the representations, warranties and covenants set forth on Annex A attached hereto. The Holder represents and warrants that, as of the date hereof it is, and on each date on which it exercises any New Warrants it will be, an “accredited investor” as defined in Rule 501 of the Securities Act, and agrees that the New Warrants will contain restrictive legends when issued, and neither the New Warrants nor the shares of Common Stock issuable upon exercise of the New Warrants will be registered under the Securities Act, except as provided in Annex A attached hereto. Also, the Holder represents and warrants that it is acquiring the New Warrants as principal for its own account and has no direct or indirect arrangement or understandings with the Company or any other persons to distribute or regarding the distribution of the New Warrants (this representation is not limiting the Holder’s right to sell the New Warrant Shares pursuant to an effective registration statement under the Securities Act or otherwise pursuant to an exemption therefrom in compliance with applicable federal and state securities laws).

The Holder understands that the offer, sale and resale of the New Warrants and the New Warrant Shares are not, and may never be, registered under the Securities Act, or the securities laws of any state and, accordingly, each certificate, if any, representing such securities shall bear a legend substantially similar to the following:

“THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

Certificates evidencing the New Warrant Shares shall not contain any legend (including the legend set forth above) (i) while a registration statement covering the resale of such New Warrant Shares is effective under the Securities Act, (ii) following any sale of such New Warrant Shares pursuant to Rule 144 under the Securities Act, (iii) if the holder of the New Warrants is not an “affiliate” of the Company under Rule 144 and such New Warrant Shares are eligible for sale under Rule 144 (assuming cashless exercise of the New Warrants and that the requisite holding period under Rule 144 has been satisfied) without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such New Warrant Shares and without volume or manner-of-sale restrictions, (iv) if the holder of the New Warrants is not an “affiliate” of the Company under Rule 144 and such New Warrant Shares may be sold under Rule 144 (assuming cashless exercise of the New Warrant and that the requisite holding period under Rule 144 has been satisfied) and the Company is then in compliance with the current public information required under Rule 144 as to such New Warrant Shares, or (v) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Securities and Exchange Commission (the “Commission”) and the earliest of clauses (i) through (v), the “Delegend Date”)). The Company shall cause its counsel to issue a legal opinion, in customary form, to the Transfer Agent promptly after the Delegend Date if required by the Company and/or the Transfer Agent to effect the removal of the legend hereunder, or at the request of the Holder, which opinion shall be in form and substance reasonably acceptable to the Holder. From and after the Delegend Date, subject to the delivery of such legal opinion, such New Warrant Shares shall be issued free of all legends. The Company agrees that following the Delegend Date or at such time as such legend is no longer required under this Section, it will, no later than two (2) Trading Days following the delivery by the Holder to the Company or the Transfer Agent of a certificate representing the New Warrant Shares issued with a restrictive legend (such second (2nd) Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to the Holder a certificate representing such shares that is free from all restrictive and other legends or, at the request of the Holder, shall credit the account of the Holder’s prime broker with the Depository Trust Company System as directed by the Holder.

In addition to the Holder’s other available remedies, the Company shall pay to the Holder, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of New Warrant Shares (based on the VWAP of the Common Stock on the date such New Warrant Shares are submitted to the Transfer Agent) delivered for removal of the restrictive legend, $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to the Holder by the Legend Removal Date a certificate representing the New Warrant Shares so delivered to the Company by the Holder that is free from all restrictive and other legends and (b) if after the Legend Removal Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that the Holder anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of New Warrant Shares that the Company was required to deliver to the Holder by the Legend Removal Date and for which the Holder was required to purchase shares to timely satisfy delivery requirements, multiplied by (B) the weighted average price at which the Holder sold that number of shares of Common Stock.

From the date hereof until fifteen (15) days after the Closing Date (as hereinafter defined), neither the Company nor any Subsidiary shall (A) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock Equivalents (other than the entry into and/or issuance of shares of Common Stock pursuant to an “at the market” offering with the Placement Agent as sales agent, provided that the sale price of any such issuance shall not be less than $9.30 per share, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this letter agreement) or (B) file any registration statement or any amendment or supplement to any existing registration statement (other than (i) the resale registration statement referred to herein, (ii) prospectus supplements to the Registration Statements to reflect the transactions contemplated hereby, (iii) any amendment or supplement to any existing registration statement pursuant to an “at the market” offering with the Placement Agent as sales agent or (iv) any registration statement on Form S-8 or a successor forms thereto relating to an equity incentive compensation plan of the Company).

The restrictions contained in immediately preceding paragraph shall not apply to: (A) the issuance of the New Warrants or the New Warrant Shares, (B) the issuance of securities upon the exercise or exchange of or conversion of warrants to the Placement Agent in connection with the transactions pursuant to this letter agreement and any securities upon exercise of warrants to the Placement Agent and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this letter agreement, provided that such securities have not been amended since the date of this letter agreement to increase the number of such securities or to decrease the exercise price, exchange or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (C) shares of Common Stock, restricted stock units settleable in shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the board of directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, and (D) securities issued pursuant to acquisitions, strategic transactions or commercial relationships (including joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements) approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith within fifteen (15) days after the Closing Date, and provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

If this offer is accepted and the transaction documents are executed by the Execution Time, then on or before 9:00 a.m., Eastern Time, on April 29, 2024, the Company shall issue a press release and/or file a Current Report on Form 8-K with the Commission (with this letter agreement as an exhibit thereto) disclosing all material terms of the transactions contemplated hereunder. From and after the issuance of such press release or the filing of such Current Report on Form 8-K, as applicable, the Company represents to you that it shall have publicly disclosed all material, non-public information delivered to you by the Company, or any of its respective officers, directors, employees or agents in connection with the transactions contemplated hereunder. In addition, effective upon the issuance of such press release and/or Current Report on Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and you and your Affiliates on the other hand, shall terminate. The Company represents, warrants and covenants that, upon acceptance of this offer, the Warrant Shares shall be issued free of any legends or restrictions on resale by the Holder.

No later than the second (2nd) Trading Day following the Execution Time, the closing shall occur at such location as the parties shall mutually agree. Unless otherwise directed by H.C. Wainwright & Co., LLC (the “Placement Agent”), settlement of the Warrant Shares shall occur via “Delivery Versus Payment” (“DVP”) (i.e., on the Closing Date, the Company shall issue the Warrant Shares registered in the Holders’ names and addresses and released by the Transfer Agent directly to the account(s) at the Placement Agent identified by the Holder; upon receipt of such Warrant Shares, the Placement Agent shall promptly electronically deliver such Warrant Shares to the applicable Holder, and payment therefor shall be made by the Placement Agent (or its clearing firm) by wire transfer to the Company). The date of the closing of the exercise of the Existing Warrants shall be referred to as the “Closing Date”.

In connection with the transactions contemplated by this letter agreement, the Company shall take any and all actions required pursuant to any warrant agency agreement applicable to any of the Existing Warrants that are required to effect the transactions pursuant to the terms and conditions of this letter agreement.

The Company acknowledges and agrees that the obligations of the Holders under this letter agreement are several and not joint with the obligations of any other holder or holders of warrants to purchase Common Stock of the Company that were issued concurrently with the Existing Warrants (each, an “Other Holder”) under any other agreement related to the exercise of such warrants (“Other Warrant Exercise Agreement”), and no Holder shall be responsible in any way for the performance of the obligations of any Other Holder or under any such Other Warrant Exercise Agreement. Nothing contained in this letter agreement, and no action taken by a Holders pursuant hereto, shall be deemed to constitute such Holder and the Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that a Holder and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement and the Company acknowledges that each Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement or any Other Warrant Exercise Agreement. The Company and each Holder confirms that such Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. Each Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this letter agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

[The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof until 180 days after the date hereof, that none of the terms offered to any Other Holder with respect to any Other Warrant Exercise Agreement (or any amendment, modification or waiver thereof) relating to warrants that were sold concurrently with the Existing Warrants, is or will be more favorable to such Other Holder than those of the Holders and this letter agreement unless such terms are concurrently offered to the Holders. If, and whenever on or after the date hereof until 180 days after the date hereof, the Company enters into an Other Warrant Exercise Agreement relating to warrants that were sold concurrently with the Existing Warrants, then (i) the Company shall provide notice thereof to the Holders promptly following the occurrence thereof and (ii) the terms and conditions of this letter agreement shall be, without any further action by any Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that each Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Other Warrant Exercise Agreement (including the issuance of additional Warrant Shares), provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this letter agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this paragraph shall apply similarly and equally to each such Other Warrant Exercise Agreement.]

The Holder, as a purchaser pursuant to that certain Securities Purchase Agreements, dated as of October 31, 2023, by and among the Company and the purchasers signatory thereto (the “SPA”), hereby waives the application of Section 4.12(b) of the SPA solely to permit the Company’s entry into and/or issuance of shares of Common Stock pursuant to an at-the-market offering facility with the Placement Agent.

***************

Sincerely yours,

AVENUE THERAPEUTICS, INC.

By:
Name:	Alexandra MacLean, M.D.
Title:	Chief Executive Officer

Accepted and Agreed to:

Name of Holder: ________________________________________________________

Signature of Authorized Signatory of Holder: _________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

Number of Existing Warrants: __________________

Aggregate Existing Warrant Exercise Price: $_________________

Aggregate New Warrant Consideration: $_______ ($0.125 per New Warrant)

Existing Warrants Beneficial Ownership Blocker: ☐ 4.99% or ☐ 9.99%

New 5-Year Warrants: (100% of total Existing Warrants being exercised): ___________

Beneficial Ownership Blocker: ☐ 4.99% or ☐ 9.99%

New 18-Month Warrants: (100% of total Existing Warrants being exercised): ___________

Beneficial Ownership Blocker: ☐ 4.99% or ☐ 9.99%

DTC Instructions:

Annex A

Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations and warranties to the Holder:

a)

SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act.

b)

Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this letter agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This letter agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

c)

No Conflicts. The execution, delivery and performance of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company's certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any liens, claims, security interests, other encumbrances or defects upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole, or in its ability to perform its obligations under this letter agreement.

d)	Reserved.

e)

Registration Obligations. As soon as practicable (and in any event within 30 calendar days of the date of this letter agreement) (the “Filing Date”), the Company shall file a registration statement on Form S-3 (or other appropriate form if the Company is not then S-3 eligible) providing for the resale of the New Warrant Shares by the holders of the New Warrants (the “Resale Registration Statement”); provided, however, that the original holders of New Warrants (the “Selling Stockholders”) provide all relevant information for the selling stockholder disclosures required in the Resale Registration Statement, which information shall be requested by the Company at least 3 Trading Days prior to the Filing Date. The Company shall use best efforts to cause the Resale Registration Statement to become effective within 60 calendar days following the date hereof (or, in the event of a “full review” by the Commission, the 90th calendar day following the date hereof hereof) (the “Effectiveness Date”) and to keep the Resale Registration Statement effective at all times until no Selling Stockholder of the New Warrants owns any New Warrants or New Warrant Shares. In the event that the Resale Registration Statement is not (i) filed by the Filing Date or (ii) declared effective by the Commission by the Effectiveness Date, then, in addition to any other rights the holders of New Warrants may have hereunder or under applicable law, on the Filing Date or the Effectiveness Date (each such date being referred to herein as an “Event Date”) and on each monthly anniversary of such Event Date (if the Resale Registration Statement shall not have been filed or declared effective by the applicable Event Date) until the Resale Registration Statement is filed or declared effective, the Company shall pay to each holder of New Warrants an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 1.0% multiplied by the aggregate exercise price of the New Warrants held by each holder of the New Warrants. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the holders of the New Warrants, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the Resale Registration Statement being filed or declared effective, as the case may be.

f)	Trading Market. The transactions contemplated under this letter agreement comply in all material respects with all the rules and regulations of the Nasdaq Capital Market.

g)

Listing of Common Stock. The Company hereby agrees to use reasonable best efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed or another Trading Market, and concurrently with the Closing, the Company shall apply to list or quote, or file a notice of listing of additional shares related to, as applicable, all of the New Warrant Shares on such Trading Market and promptly secure the listing of all of the New Warrant Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the New Warrant Shares, and will take such other action as is necessary to cause all of the New Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

h)

Subsequent Equity Sales. From the date hereof until twelve (12) months following the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company nor any Subsidiary of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market offering”, whereby the Company may issue securities at a future determined price, regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled; provided, however, that, the entry into and/or issuance of shares of Common Stock in an “at the market” offering with the Placement Agent as sales agent shall not be deemed a Variable Rate Transaction, provided that on or prior to fifteen (15) days after the Closing Date, the sale price of any such issuance shall not be less than $9.30 per share, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this letter agreement. The Holder shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

Exhibit A

Existing Warrants

Applicable Warrants	Common Stock Purchase Warrants originally issued by Avenue Therapeutics, Inc. on [October 11, 2022] [November 2, 2023] [January 9, 2024]
Applicable Registration Statement	[Form S-1 (File No. 333-267206) Form S-1 (File No. 333-274562) Form S-3 (File No. 333-276671)]